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                                                                   Exhibit 4.4d
===============================================================================


                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of November 26, 2003

                                      among

                              STEEL DYNAMICS, INC.,
                                   as Issuer,

                             SDI INVESTMENT COMPANY,
                           DYNAMIC BAR PRODUCTS, LLC,
                              STLD HOLDINGS, INC.,
                           FERROUS RESOURCES, LLC and
                    STEEL DYNAMICS SALES NORTH AMERICA, INC.,
                                 as Guarantors,



                                       and

                           FIFTH THIRD BANK, INDIANA,
                                   as Trustee,


                                       to

                                    INDENTURE

                           Dated as of March 26, 2002




===============================================================================



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                  This FOURTH SUPPLEMENTAL INDENTURE, dated as of November 26,
2003 (the "Fourth Supplemental Indenture"), is entered into by and among Steel Dynamics, Inc., an Indiana Company (the "Company"), SDI Investment Company, a Delaware corporation (the "Initial Subsidiary Guarantor"), Dynamic Bar Products, LLC, an Indiana limited liability company ("Bar Products"), STLD Holdings, Inc., an Indiana corporation ("STLD Holdings"), Ferrous Resources, LLC, an Indiana limited liability company ("Ferrous Resources"), and Steel Dynamics Sales North America, Inc., an Indiana corporation ("Sales NA" and, collectively with the Initial Subsidiary Guarantor, Bar Products, STLD Holdings and Ferrous Resources, the "Guarantors"), and Fifth Third Bank, Indiana, a state banking association, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Company, the Initial Subsidiary Guarantor and the Trustee have entered into an Indenture, dated as of March 26, 2002 (the "Indenture"), pursuant to which the Company initially issued $200,000,000 aggregate principal amount of the Notes (such term and all other defined terms used herein and not otherwise defined herein having the meanings set forth in the Indenture); and

                  WHEREAS, the Company, the Initial Subsidiary Guarantor, Bar Products and the Trustee have entered into a First Supplemental Indenture, dated as of September 6, 2002 (the "First Supplemental Indenture"), pursuant to which Bar Products became a Subsidiary Guarantor under the Indenture;

                  WHEREAS, the Company, the Initial Subsidiary Guarantor, Bar Products, STLD Holdings, Ferrous Resources and the Trustee have entered into a Second Supplemental Indenture, dated as of September 30, 2002 (the "Second Supplemental Indenture"), pursuant to which STLD Holdings and Ferrous Resources became Subsidiary Guarantors under the Indenture;

                  WHEREAS, the Company, the Initial Subsidiary Guarantor, Bar Products, STLD Holdings, Ferrous Resources, Sales NA and the Trustee have entered into a Third Supplemental Indenture dated as of December 31, 2002 (the "Third Supplemental Indenture"), pursuant to which Sales NA became a Subsidiary Guarantor under the Indenture;

                  WHEREAS, in accordance with Section 2.03 of the Indenture, the Trustee may at any time and from time to time, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order, provided that certain conditions set forth in
Section 2.03 of the Indenture are satisfied;

                  WHEREAS, in accordance with Sections 2.03 and 2.15 of the Indenture, subject to Article Four of the Indenture and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited, and the Company may issue additional Notes subsequent to the Closing Date, provided that certain conditions set forth in
Section 2.03 of the Indenture are satisfied;

                  WHEREAS, in accordance with Section 9.01 of the Indenture, the Company and the Trustee may amend or supplement the Indenture without the consent of the Holders to make any change that does not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, materially and adversely affect the rights of any Holder;



                                       1

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                  WHEREAS, the Board of Directors has, as evidenced by a Board
Resolution, authorized the amendment of the Indenture pursuant to this Fourth Supplemental Indenture to clarify certain definitions in the Indenture in connection with any issuance of additional Notes after the Closing Date; and

                  WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, each of the Company and the Guarantors, jointly and severally, covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Amendment to Definitions. Each of the following defined terms in Section 1.01 of the Indenture is amended and restated as follows:

                  "Closing Date" means March 26, 2002, the date on which the initial Notes were originally issued under the Indenture.

                  "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any other Notes authenticated and delivered after the Closing Date under this Indenture and any Exchange Notes to be issued and exchanged for any Notes pursuant to a Registration Rights Agreement and this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 26, 2002, among the Company, the Initial Subsidiary Guarantor, Morgan Stanley & Co. Incorporated, BMO Nesbitt Burns Corp., and NatCity Investments, Inc. and any other Registration Rights Agreement executed in connection with the issuance of Notes after the Closing Date.

                  "Registration Statement" means the Registration Statement as defined and described in the relevant Registration Rights Agreement.



                                       2

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                                   ARTICLE II

                                CLOSING DOCUMENTS

                  Section 2.1. Documents to Be Given to Trustee. Pursuant to the provisions of Sections 2.03, 9.01 and 11.03 of the Indenture, the Company will deliver to the Trustee concurrently with the execution and delivery of this Fourth Supplemental Indenture (i) a Company Order dated as of November 26, 2003, satisfying the provisions of Section 2.03 of the Indenture , (ii) a Board Resolution satisfying the provisions of Section 9.01 and (iii) an Opinion of Counsel and an Officers' Certificate, each dated as of November 26, 2003, satisfying the provisions of Sections 9.01, 11.03 and 11.04 of the Indenture.

                                  ARTICLE III

                                  MISCELLANEOUS

                  Section 3.1. Trustee's Acceptance. The Trustee accepts the provisions of this Fourth Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

                  Section 3.2. Indenture to Remain in Full Force and Effect. Except as hereby expressly provided in this Fourth Supplemental Indenture, the Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

                  Section 3.3. Rights, Etc. of Trustee. All recitals in this Fourth Supplemental Indenture are made by the Company and the Guarantors and not by the Trustee. All of the provisions contained in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

                  Section 3.4. Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture made by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

                  Section 3.5. Conflict with Trust Indenture Act. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

                  Section 3.6. Governing Law. The laws of the State of New York shall govern this Fourth Supplemental Indenture. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Fourth Supplemental Indenture.



                                       3

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                  Section 3.7. Titles, Headings, Etc. The Article and Section
headings of this Fourth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

                  Section 3.8. Separability Clause. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.9. Execution in Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.







                                       4


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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the date and year first above written.


                                 STEEL DYNAMICS, INC.


                                 By:  /S/ Tracy L. Shellabarger
                                      -----------------------------------------
                                 Name:
                                 Title:


                                 SDI INVESTMENT COMPANY

                                 By:  /S/ Tracy L. Shellabarger
                                      -----------------------------------------
                                 Name:
                                 Title:


                                 DYNAMIC BAR PRODUCTS LLC.

                                 By:  /S/ Tracy L. Shellabarger
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 STLD HOLDINGS, INC.

                                 By:  /S/ Tracy L. Shellabarger
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 FERROUS RESOURCES LLC

                                 By:  /S/ Tracy L. Shellabarger
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 STEEL DYNAMICS SALES NORTH
                                 AMERICA, INC.

                                 By:  /S/ Tracy L. Shellabarger
                                     ------------------------------------------
                                 Name:
                                 Title:



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                                 FIFTH THIRD BANK, INDIANA


                                 By:  /S/ George Bawcum
                                     -----------------------------------------
                                 Name:
                                 Title: